POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Karyn
F. Ovelmen, Craig B. Glidden, Amanda K. Maki and Brenton A. Pharis, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer
and/or director of LyondellBasell Industries N.V. (the "Company"), Forms 3, 4
and 5
(including amendments thereto) in accordance with Section 16(a) of the
Securities
Exchange Act of 1934 and the rules and regulations thereunder and, if necessary, a Form
ID, Uniform Application for Access Codes to File on EDGAR;
(2)	do and perform any and all acts for an on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Forms 3, 4 or 5 or Form
ID and
timely file such forms (including amendments thereto) and applications with the
United
States Securities and Exchange Commission and any stock exchange or similar authority;
(3)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer
and/or director of the Company, the Notification form for financial instrument transactions in one's own issuing institution (including amendments thereto) in accordance with Section 5:60 of the Financial Supervision Act and the rules and regulations thereunder and, if necessary, any successor form thereto; and
including any
forms (all such forms authorized hereunder, the "Dutch Reporting Forms")
necessary to
allow such Dutch Reporting Forms to be filed via the website of the Dutch
Authority for
the Financial Markets (the "AFM");
(4)	do and perform any and all acts for an on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Dutch Reporting Forms
and
timely file such Dutch Reporting Forms (including amendments thereto) and applications
with the AFM and any stock exchange or similar authority; and
(5)	take any other action of any type whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be
in such form and shall contain such terms and conditions as such attorney-in-fact may
approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or
Section 5:60 of the Financial Supervision Act.

	The undersigned agrees that each such attorney-in-fact herein may rely entirely on information
furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees
to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims,
damages or liabilities (or actions in these respects) that arise out of or area based upon any untrue
statements or omission of necessary facts in the information provided by the undersigned to such
attorney-in-fact for purposes of executing, acknowledging, delivering or filing
Forms 3, 4 or 5
(including amendments thereto), Form ID or the Dutch Reporting Forms and agrees to reimburse the
Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection
with investigating or defending against any such loss, claim, damage, liability or action.



	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Dutch Reporting Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the
undersigned in writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of August 2012.



      _/s/ Jacquelyn H. Wolf________
      Jacquelyn H. Wolf






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